Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170650, 333-139446, 333-81138, 333-73172 and 333-08009) and Form S-3 (No. 333-12879) of our report dated March 29, 2013 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of American Shared Hospital Services and subsidiaries for the year ended December 31, 2012.

/S/ MOSS ADAMS LLP

Stockton, CA

March 29, 2013